EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 28, 2002, relating to the financial statements of Diamond Powersports, Inc. in the Registration Statement on Form SB-2/A dated November 10, 2002, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'



Perrella & Associates
Pompano Beach, Florida
November 10, 2002